Dialogic Inc. Reports First Quarter 2014 Financial Results

MILPITAS, Calif.--(BUSINESS WIRE)-- Dialogic Inc. (OTCQB:DLGC), the Network Fuel® company, today announced first quarter results for the period ending March 31, 2014.

GAAP Results

Total Revenue for the first quarter of 2014 was $28.4 million compared to $37.0 million in the fourth quarter of 2013 and $33.8 million in the first quarter of 2013. Gross Margin for the first quarter of 2014 was 62.4% compared to 66.2% in the fourth quarter of 2013 and 57.9% in the first quarter of 2013. Operating Expense for the first quarter of 2014 was $19.9 million compared to $58.4 million in the fourth quarter of 2013 and $25.5 million in the first quarter of 2013. Net Loss for the first quarter of 2014 was $5.2 million, or $0.32 per share compared to $37.0 million, or $2.29 per share, in the fourth quarter of 2013 and $10.4 million, or $0.68 per share, in the first quarter of 2013. Cash on hand for the first quarter of 2014 was $4.1 million compared to $4.5 million in the fourth quarter of 2013 and $4.4 million in the first quarter of 2013.

Non-GAAP Results

Total Revenue for the first quarter of 2014 was $28.4 million compared to $37.0 million in the fourth quarter of 2013 and $34.0 million in the first quarter of 2013. Gross Margin for the first quarter of 2014 was 66.2% compared to 69.4% in the fourth quarter of 2013 and 62.4% in the first quarter of 2013. Operating Expense for the first quarter of 2014 was $18.5 million compared to $20.5 million in the fourth quarter of 2013 and $22.1 million in the first quarter of 2013. Adjusted EBITDA for the first quarter of 2014 was $0.3 million compared to $5.1 million in the fourth quarter of 2013 and ($0.9) million in the first quarter of 2013.

About Dialogic:

Dialogic (OTCQB:DLGC), the Network Fuel®  company, inspires the world's leading service providers and application developers to elevate the performance of media-rich communications across the most advanced networks. We boost the reliability of any-to-any network connections, supercharge the impact of applications and amplify the capacity of congested networks. Forty-eight of the world's top 50 mobile operators and nearly 3,000 application developers rely on Dialogic to redefine the possible and exceed user expectations.

For more information on Dialogic and the communications solutions energized by our technology, visit www.dialogic.com and www.dialogic.com/en/showcase. Also, visit our social media newsroom for the latest news, videos and blog posts.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to our ability to continue to achieve operational, organizational and financial savings through initiatives already in process or which may be put in process, generate positive cash flow and support continued revenue growth, the potential market for and market acceptance of our products, industry and competitive market conditions, gross margin expansion, creating new revenue opportunities, reducing operating expenses and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Dialogic's business is set forth in the "Risk Factors" section in our Annual Report on Form 10-K for the twelve months ended December  31, 2013, as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Dialogic and Network Fuel are registered trademarks of Dialogic Inc. or a subsidiary. (DLGC-IR)

GAAP Financial Tables

Dialogic Inc.
Consolidated Statements of Operations (GAAP)
(In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenue:
Products	$19,608	$24,733
Services	8,827	9,062
Total revenue	28,435	33,795
Cost of revenue:
Products	6,737	9,577
Services	3,968	4,641
Total cost of revenue	10,705	14,218
Gross profit	17,730	19,577
Operating expenses:
Research and development, net	5,744	8,033
Sales and marketing	7,788	9,248
General and administrative	6,387	7,960
Restructuring charges, net	(4)	212
Total operating expenses	19,915	25,453
Loss from operations	(2,185)	(5,876)
Other income (expense):
Interest and other (expense) income, net	(25)	(40)
Interest expense	(2,715)	(2,367)
Change in fair value of warrants	(431)	(1,206)
Foreign exchange loss, net	(12)	(361)
Total other expense, net	(3,183)	(3,974)
Loss before (benefit) provision for income taxes	(5,368)	(9,850)
Income tax (benefit) provision	(121)	510
Net loss	$(5,247)	$(10,360)
Net loss per share - basic and diluted	$(0.32)	$(0.68)
Weighted average shares of common stock used in calculation of net loss per share - basic and diluted	16,241	15,270

Dialogic Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)
	March 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$4,067	$4,508
Restricted cash	575	1,180
Accounts receivable, net of allowance of $3,149 and $3,019, respectively	22,941	24,472
Inventory	5,707	5,799
Other current assets	6,219	7,240
Total current assets	39,509	43,199
Property and equipment, net	3,226	3,775
Intangible assets, net	9,021	10,287
Goodwill	8,282	8,282
Other assets	1,638	1,181
Total assets	$61,676	$66,724
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$7,386	$7,781
Accrued liabilities	14,820	17,808
Deferred revenue, current portion	14,435	13,094
Bank indebtedness	11,599	12,080
Debt, related parties, net of discount	78,033	-
Income taxes payable	927	863
Total current liabilities	127,200	51,626
Long-term debt, related parties, net of discount	-	75,513
Warrants	594	163
Other long-term liabilities	5,819	6,419
Total liabilities	133,613	133,721
Commitments and contingencies
Preferred stock, $0.001 par value:
Authorized - 10,000,000 shares; Issued and outstanding - 1 share	-	-
Stockholders' deficit:
Common stock, $0.001 par value:
Authorized - 200,000,000 shares; Issued and outstanding 16,251,696 and 16,239,315 shares, respectively	16	16
Additional paid-in capital	263,769	263,354
Accumulated other comprehensive loss	(22,189)	(22,081)
Accumulated deficit	(313,533)	(308,286)
Total stockholders' deficit	(71,937)	(66,997)
Total liabilities and stockholders' deficit	$61,676	$66,724

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Dialogic believes that presenting non-GAAP Adjusted EBITDA is useful to investors, because it reflects the operating performance of Dialogic. Dialogic management uses these non-GAAP measures as important indicators of the company's past performance and in planning and forecasting performance in future periods. Dialogic considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to fund operating activities, service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation, as well as certain nonrecurring items. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. The non-GAAP financial information Dialogic presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of GAAP financial measures to non-GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Dialogic provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

"EBITDA" is defined as earnings before interest, income taxes, depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA, plus adjustments for nonrecurring items or other adjustments. Adjusted EBITDA includes EBITDA but excludes restructuring and integration costs, product rationalization, non-cash stock compensation expense, purchase accounting adjustments, SEC inquiry expenses and other non-recurring transactions such as revenue reversals and bad debt charges, as well as other income (expense) items which include the change in the fair value of warrants and foreign exchange gain (loss). Dialogic considers Adjusted EBITDA as a key metric in evaluating its financial performance.

Non-GAAP Financial Tables

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended March 31, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Adjusted EBITDA
Revenue:
Products	$ 19,608	-	-	-	-	-	-	-	$ 19,608
Services	8,827	-	-	-	-	-	-	-	8,827

Cost of revenue:
Products	6,737	(1,066)	-	-	(15)	-	-	-	5,656
Services	3,968	-	-	-	-	-	-	-	3,968

Operating expenses:
Research and development, net	5,744	(148)		-	(18)	-	-	-	5,578
Sales and marketing	7,788	(265)		-	(57)	-	-	-	7,466
General and administrative	6,387	(491)	(63)	-	(329)	-	(49)	-	5,455
Restructuring charges, net	(4)		4	-	-	-	-	-	-

Total other expense, net	(3,183)	-	-	-	-	-	-	3,183	-
Income tax benefit	(121)	-	-	-	-	-	-	121	-
Net (loss) income	$ (5,247)	1,970	59	-	419	-	49	3,062	$ 312

Net (loss) income per share - basic and diluted	$ (0.32)								$ 0.02
Weighted average shares of common stock used in
calculation of net (loss) income per share - basic and diluted	16,241								16,241

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended December 31, 2013
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Non-GAAP
Revenue:
Products	$ 25,380	-	-	-	-	-	-	-	$ 25,380
Services	11,623	-	-	-	-	-	-	-	11,623

Cost of revenue:
Products	8,044	(1,164)	-	-	(20)	-	-	-	6,860
Services	4,471	-	-	-	-	-	-	-	4,471

Operating expenses:
Research and development, net	6,282	(212)	-	-	(24)	-	-	-	6,046
Sales and marketing	8,155	(372)	-	-	(66)	-	-	-	7,717
General and administrative	7,519	(513)	(69)	-	(317)	-	3	140	6,763
Restructuring charges, net	4,641	-	(4,641)	-	-	-	-	-	-
Impairment of goodwill and indefinite-lived assets	31,841	-	-	-	-	-	-	(31,841)	-

Total other expense, net	(1,890)	-	-	-	-	-	-	1,890	-
Income tax provision	1,197	-	-	-	-	-	-	(1,197)	-
Net (loss) income	$ (37,037)	2,261	4,710	-	427	-	(3)	34,788	$ 5,146

Net (loss) income per share - basic and diluted	$ (2.29)								$ 0.32
Weighted average shares of common stock used in
calculation of net (loss) income per share - basic and diluted	16,206								16,206

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended March 31, 2013
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Non-GAAP
Revenue:
Products	$ 24,733	-	-	-	-	25	-	-	$ 24,758
Services	9,062	-	-	-	-	133	-	-	9,195

Cost of revenue:
Products	9,577	(1,110)	-	(198)	(72)	-	-	-	8,197
Services	4,641	(68)	-	-	-	-	-	-	4,573

Operating expenses:
Research and development, net	8,033	(282)	-	-	(43)	-	-	-	7,708
Sales and marketing	9,248	(370)	-	-	(153)	-	-	-	8,725
General and administrative	7,960	(515)	(418)	-	(369)	-	63	(1,048)	5,673
Restructuring charges, net	212	-	(212)	-	-	-	-	-	-

Total other expense, net	(3,974)	-	-	-	-	-	-	3,974	-
Income tax provision	510	-	-	-	-	-	-	(510)	-
Net loss	$ (10,360)	2,345	630	198	637	158	(63)	5,532	$ (923)

Net loss per share - basic and diluted	$ (0.68)								$ (0.06)
Weighted average shares of common stock used in
calculation of net loss per share - basic and diluted	15,270								15,270

Investor Relations:

Dialogic Inc.

Andrew Goldberg, 973-967-6425

Senior Vice President, Marketing & Strategy

Andrew.Goldberg@dialogic.com

Source: Dialogic Inc.

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